UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

J.B. POINDEXTER & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123598	76-0312814
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 5400, Houston, Texas 77002

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (713) 655-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Effective August 6, 2007, as a result of the physical verification of inventory at Morgan Olson as of June 30, 2007, we wrote down the value of inventory by approximately $0.4 million ($0.2 million net of income tax) as of March 31, 2007 and by approximately $1.1 million ($0.8 million net of income tax) as of December 31, 2006.  We restated our results of operations for the quarter ended March 31, 2007 and for the year ended December 31, 2006 and the interim periods included therein, the previously filed financial statements for those periods should not be relied upon.  Amounts related to the restatement and results of operations for the quarter ended June 30, 2007 have not yet been reviewed by our independent accountants.  We estimate that the restated unaudited operating results for the quarter ended March 31, 2007 and for the year ended December 31, 2006 and each interim period included therein were ($000):

	Three Months Ended				Year Ended	Three Months Ended
	March 31, 2006	June 30, 2006	September 31, 2006	December 31, 2006	December 31, 2006	March 31, 2007
Operating Income
Reported	$5,234	$13,876	$9,251	$1,523	$29,884	$8,368
Error	(1,082)	413	(1,749)	1,292	(1,126)	(382)
Restated	$4,152	$14,289	$7,502	$2,815	$28,758	$7,986

Income (Loss) Before Income Taxes
Reported	$765	$10,050	$5,007	$(3,101)	$12,721	$3,849
Error	(1,082)	413	(1,749)	1,292	(1,126)	(382)
Restated	$(317)	$10,463	$3,258	$(1,809)	$11,595	$3,467

Net Income (Loss)
Reported	$461	$6,220	$4,155	$(1,936)	$8,900	$1,917
Error	(649)	248	(1,049)	775	(675)	(229)
Restated	$(188)	$6,468	$3,106	$(1,161)	$8,225	$1,688

The error was related to a failure to perform an adequate reconciliation of inventory to the accounting records as a result of a combination of inadequate procedures and inventory tracking systems.  We believe that these weaknesses have been corrected through the implementation of a new information system and improved procedures.  We remain in compliance with the terms of our senior note indenture and revolving credit agreement.  However, we will report this matter in our Item 4 disclosure in our June 30, 2007 Form 10-Q filing as a material weakness in our internal controls over financial reporting.  We will restate our financial statements and submit revised forms 10-Q and 10-K for the quarter ended March 31, 2007 and for the year ended December 31, 2006 and the interim periods therein.

The Chairman of the Company’s Audit Committee and the Principal Financial and Accounting Officer of the Company have discussed this matter with the Company’s independent registered public accounting firm.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

J.B. POINDEXTER & CO., INC.

Date: August 6, 2007	By:	/s/ Robert S. Whatley
Robert S. Whatley Vice President, Finance

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	J.B. Poindexter & Co, Announces Second Quarter 2007 Unaudited Earnings and Conference Call